Exhibit 99.1

Bicycle Therapeutics Strengthens Board of Directors with New Appointments

Roger Dansey, M.D., formerly Pfizer and Seagen, and Hervé Hoppenot, of Incyte and formerly Novartis Oncology, bring extensive drug development and commercialization expertise

CAMBRIDGE, England & BOSTON, September 8, 2025 – Bicycle Therapeutics plc (NASDAQ: BCYC), a pharmaceutical company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced the appointments of Roger Dansey, M.D., and Hervé Hoppenot to the company’s Board of Directors.

"We are thrilled to welcome Roger and Hervé to our Board of Directors as we make strong progress across our pipeline and anticipate numerous upcoming milestones. As prominent leaders in oncology research, drug development and commercialization who have delivered many transformative cancer medicines to patients, Roger and Hervé will add valuable perspectives and expertise,” said Bicycle Therapeutics CEO Kevin Lee, Ph.D. "Together, with our entire board of accomplished global oncology leaders and our dedicated team, we are executing on our strategy to develop next-generation targeted therapies with the potential to help patients not only live longer but also live well.”

The new Board members are as follows:

Roger Dansey, M.D., currently serves on the Boards of Directors of Inovio Inc. and Ottimo Pharma. Previously, he was interim chief oncology officer and chief development officer of Pfizer Oncology. Dr. Dansey also served as chief medical officer and president of research and development at Seagen prior to Pfizer’s acquisition of the company. Earlier in his career, he held senior leadership positions at Merck, Gilead Sciences and Amgen. Dr. Dansey played a key role in the development and approvals of numerous important cancer therapies, including Keytruda® (pembrolizumab), Xgeva®/Prolia® (denosumab), Zydelig® (idelalisib), Adcetris® (brentuximab vedotin), Padcev® (enfortumab vedotin), Tivdak® (tisotumab vedotin) and Tukysa® (tucatinib). He holds an M.D. from the University of Witwatersrand in Johannesburg, South Africa, and before joining industry, he was an associate professor of hematology/oncology at the Karmanos Cancer Institute in Detroit.

Hervé Hoppenot is an advisor to the CEO and serves on the Board of Directors of Incyte, after serving 11 years as the company’s chairman and CEO. Under his leadership, Incyte tripled the number of clinical candidates, established an international presence in 15 countries and grew revenues from $350 million to $4.2 billion. He also serves on the Boards of Directors of Pierre Fabre Laboratories and N-Power Medicine. Previously, Mr. Hoppenot served as president of Novartis Oncology, originally joining as chief commercial officer, overseeing the industry’s largest oncology pipeline. Mr. Hoppenot started his career at Rhône Poulenc, later known as Aventis, where he served in several senior roles of increasing responsibility, including as vice president of oncology and head of the U.S. oncology business unit. He holds a degree from ESSEC Business School in France.

About Bicycle Therapeutics

Bicycle Therapeutics is a clinical-stage pharmaceutical company developing a novel class of medicines, referred to as Bicycle® molecules, for diseases that are underserved by existing therapeutics. Bicycle molecules are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycle molecules attractive candidates for drug development. The company is evaluating zelenectide pevedotin (formerly BT8009), a Bicycle® Drug Conjugate (BDC®) targeting Nectin-4, a well-validated tumor antigen; BT5528, a BDC molecule targeting EphA2, a historically undruggable target; and BT7480, a Bicycle Tumor-Targeted Immune Cell Agonist® (Bicycle TICA®) targeting Nectin-4 and agonizing CD137, in company-sponsored clinical trials. Additionally, the company is developing Bicycle® Radioconjugates (BRC®) for radiopharmaceutical use and, through various partnerships, is exploring the use of Bicycle® technology to develop therapies for diseases beyond oncology.

Bicycle Therapeutics is headquartered in Cambridge, UK, with many key functions and members of its leadership team located in Cambridge, Mass. For more information, visit bicycletherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s progress across its pipeline, upcoming milestones, and execution of its strategy; the perspectives and expertise of Dr. Dansey and Mr. Hoppenot; and the use of Bicycle Therapeutics’ technology through various partnerships to develop therapies for diseases beyond oncology. Bicycle Therapeutics may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in research and development and in the initiation, progress and completion of clinical trials and clinical development of Bicycle Therapeutics’ product candidates; and other important factors, any of which could cause Bicycle Therapeutics’ actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in Bicycle Therapeutics’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 8, 2025, as well as in other filings Bicycle Therapeutics may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle Therapeutics expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

###

Investors:
Stephanie Yao
SVP, Investor Relations and Corporate Communications

stephanie.yao@bicycletx.com
857-523-8544

Matthew DeYoung

Argot Partners

ir@bicycletx.com

212-600-1902

Media:
Jim O’Connell

Weber Shandwick

media@bicycletx.com

312-988-2343